WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER OR OTHER ASSIGNMENT IS AVAILABLE UNDER THE SECURITIES ACT AND SUCH STATE LAWS. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES IN A MANNER THAT COMPLIES WITH THE SECURITIES ACT.

                             INFOSEARCH MEDIA, INC.

                                     Date of Original Issuance: November 7, 2005

      InfoSearch Media, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, [Name of Investor] or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of _____________ shares of Common Stock (as defined below) (such shares, the "Warrant Shares"). This warrant ("Warrant") may be exercised from time to time and at any time in whole or in part prior to the Expiration Date and is subject to the terms and conditions set forth below.

      1. Definitions. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section. Capitalized terms that are used and not defined in this Warrant that are defined in the Purchase Agreement (as defined below) shall have the respective definitions set forth in the Purchase Agreement.

            (a) "Additional Shares of Common Stock" means all shares of Common Stock issued (or deemed to be issued) by the Company after the Date of Original Issuance, other than shares of Common Stock issued (or deemed to be issued):

                  (i) to employees, consultants or directors pursuant to stock option, stock grant, stock purchase or similar plans or arrangements approved by the Company's Board of Directors;

                  (ii) as a dividend or other distribution in connection with which an adjustment to the Exercise Price is made;

                  (iii) in a merger, consolidation, acquisition or similar business combination that is approved by the Company's Board of Directors;

                  (iv) in exchange for technology or other non-cash assets as approved by the Company's Board of Directors;

                  (v) pursuant to any rights or agreements outstanding on the Date of Original Issuance;

                  (vi) to Persons with which the Company has business or banking relationships, provided that such issuance is approved by the Company's Board of Directors and is not primarily for capital raising purposes; or

                  (vii) if the Holder agrees in writing that such shares shall not constitute Additional Shares of Common Stock.

            (b) "Commission" means the Securities and Exchange Commission.

            (c) "Convertible Securities" has the meaning set forth in Section 9(d)(i).

            (d) "Date of Exercise" means the date on which the Holder shall have delivered to Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

            (e)   "Effectiveness   Date"  has  the  meaning  set  forth  in  the
Registration Rights Agreement.

            (f) "Expiration Date" means the 5th anniversary of the Date of Original Issuance.

            (g) "Exercise Notice" means the notice attached hereto as Exhibit A.

            (h)  "Exercise   Price"  means  $0.88,   subject  to  adjustment  in
accordance with Section 9 hereof.

            (i) "Fully Diluted Outstanding Common Stock" has the meaning set forth in Section 9(d)(i).

            (j) "Fundamental Transaction" has the meaning set forth in Section 9(b).

            (k) "New Warrant" means a new Warrant, in substantially the form of this Warrant, issued upon any registration or transfer of this Warrant.

            (l) "Options" has the meaning set forth in Section 9(d)(i).

            (m) "Purchase Agreement" means the Securities Purchase Agreement dated as of the date of this Warrant to which the Company and the original Holder are parties.

            (n) "Registration Rights Agreement" means that certain Registration Rights Agreement entered into as of the date hereof by and among the Company, the Holder and the other parties thereto.

            (o) "Registration Statement" has the meaning set forth in the Registration Rights Agreement.

            (p) "Warrant Exercise Log " means the Warrant Exercise Log attached to the Exercise Notice.

            (q) "Warrant Register" means the records to be maintained by the Company for the purpose of tracking the registered holder of the Warrant.

      2. Registration of Warrant. The Company shall register this Warrant in the Warrant Register, in the name of the record Holder hereof from time to time. The Holder agrees that it may not transfer this Warrant as to more than the number of Warrant Shares then outstanding as shown on the most updated Warrant Exercise Log, and any purported transfer in excess of such number of Warrant Shares shall have no effect. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

      3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, and a legal opinion as contemplated by the legend on page 1 of this Warrant, to the Company at its address specified herein. Upon any such registration or transfer, a New Warrant, evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Additional Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of an Additional Warrant.

      4. Exercise and Duration of Warrant. This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including 6:30 p.m. New York City time on the Expiration Date. At 6:30 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Warrant without the consent of the Holder.

      5. Delivery of Warrant Shares.

            (a) To acquire  Warrant Shares under this Warrant,  the Holder shall not be required to physically surrender this Warrant unless the aggregate number of Warrant Shares then represented by this Warrant is being exercised. Upon delivery of a written notice, in the form of the Exercise Notice to the Company (together with the Warrant Exercise Log attached thereto at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three (3) Trading Days after the Date of Exercise) issue and deliver to the Holder, a certificate representing the number of Warrant Shares to which such exercise pertains, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Commission, use its best efforts to deliver the Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available; provided that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation.

            (b) If by the third (3rd) Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

            (c) If by the third (3rd) Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third (3rd)Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases in a bona fide arm's length transaction for fair market value (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the Exercise Price and (2) reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

            (d) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

      6. Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the

Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or Warrant Shares upon exercise hereof.

      7. Replacement of Warrant . If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant , a Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company's obligation to issue the Warrant.

      8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.

      9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

            (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

            (b) Fundamental Transactions. If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then the Holder shall have the right to either (A) purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets (including cash) as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such Fundamental Transaction not taken place or (B) require the repurchase of this Warrant for a purchase price, payable in cash within five (5) Trading Days after such request, equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity and Holder to comply with the provisions of this Section. In connection with any Fundamental Transaction, the Company shall have the right to require Holder to sell this Warrant on the terms provided in clause (B) hereof.

            (c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) or (b)(A) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

            (d) Adjustments to Exercise Price for Certain Dilutive Issuances.

                  (i) Adjustments for Issuance of Additional Shares of Common Stock. If the Company, at any time after the Date of Original Issuance, shall issue any Additional Shares of Common Stock at a price per share less than the Exercise Price, or without consideration, then the applicable Exercise Price in effect immediately prior to such issuance shall automatically be adjusted to that price (rounded to the nearest cent) determined by multiplying the applicable Exercise Price then in effect by a fraction, (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding or deemed outstanding pursuant to paragraph (d)(ii) below (the "Fully Diluted Outstanding Common Stock") immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the applicable Exercise Price then in effect, and (ii) the denominator of which shall be equal to the number of shares of Fully Diluted Common Stock plus the number of such Additional Shares of Common Stock. Simultaneously with any adjustment in the Exercise Price pursuant to this paragraph (d), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. The provisions of this paragraph (d) shall not apply under any of the circumstances for which an adjustment is provided in paragraphs (a) or (b) above. No adjustment of the applicable Exercise Price shall be made under this paragraph(d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any rights, options or warrants (other than as excluded by the definition of Additional Shares of Common Stock) to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as such term is defined below) (collectively, "Options") or securities (other than as excluded by the definition of Additional Shares of Common Stock) convertible, either directly or indirectly, into or exchangeable for Common Stock ("Convertible Securities"), if upon the issuance of such Options or Convertible Securities (x) any adjustment shall have been made pursuant to paragraph (ii) of the definition of Additional Shares of Common Stock or (y) no adjustment was required pursuant to this paragraph (d)(i). No adjustment of the applicable Exercise Price shall be made under this paragraph (d)(i) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more; provided that upon any adjustment of the applicable Exercise Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the applicable Exercise Price.

                  (ii) Deemed Issuances of Common Stock. In the case of the issuance (whether before, on or after the Date of Original Issuance) of Options or Convertible Securities, the following provisions shall apply for all purposes of this paragraph (d):

                        (A) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in paragraph (d)(iii) below), if any, received by the Company upon the issuance of such Options (without taking into account potential anti-dilution adjustments) plus the minimum exercise price provided in such Options for the Common Stock covered thereby.

                        (B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) any such Convertible Securities or upon the exercise of Options therefor and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Convertible Securities were issued or such Options were issued and for a consideration equal to the consideration, if any, received by the Company for any such Convertible Securities or related Options (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential anti-dilution adjustments) upon the conversion or exchange of such Convertible Securities or the exercise of any related Options (the consideration in each case to be determined in the manner provided in paragraph (d)(iii) below).

                        (C) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such Options or upon conversion of or in exchange for such Convertible Securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or the conversion or exchange of such Convertible Securities.

                        (D) Upon the expiration of such Options, the termination of any such rights to convert or exchange or the expiration of any Options related to such Convertible Securities, the Exercise Price shall, to the extent in any way affected by or computed using such Options or Convertible Securities or Options related to such Convertible Securities, be recomputed to reflect the issuance of only the number of shares of Common Stock (and Convertible
Securities which remain in effect) actually issued upon the exercise of such Options, upon the conversion or exchange of such Convertible Securities or upon the exercise of the Options related to such Convertible Securities.

                        (E) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to paragraphs (d)(ii)(A) and
(d)(ii)(B) above shall be appropriately adjusted to reflect any change, termination or expiration of the type described in paragraphs (d)(ii)(C) and(d)(ii)(D) above.

                  (iv) Determination of Consideration. For purposes of this paragraph (d) the consideration received by the Company for any Additional Shares of Common Stock issued (or deemed to be issued) shall be computed as follows:

                        (A) Cash and Property. Such consideration shall:

                              (1) insofar as it consists of cash, be computed at
                        the aggregate amount of cash received by the Company;

                              (2) insofar as it consists of  securities  and the
                        value of such securities is not determinable by reference to a separate agreement, (A) if the securities are then traded on a Trading Market, then the value shall be computed based on the average of the closing prices of the securities on such Trading Market over the thirty (30)-day period ending on the date of receipt by the Company, (B) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing bid prices over the thirty
                        (30) day ending on the date of receipt by the Company, and (C) if there is no active public market, then the value shall be computed based on the fair market value thereof on the date of receipt by the Company, as determined in good faith by the Board of Directors;

                              (3) insofar as it consists of property  other than
                        cash and securities, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board of Directors; and

                              (4) if  Additional  Shares  of  Common  Stock  are
                        issued (or deemed to be issued) together with other shares or securities or other assets of the Company for consideration which cover both, by the proportion of such consideration so received, computed as provided in the immediately preceding paragraphs (1), (2) and (3), as determined in good faith by the Board of Directors; and

                        (B) Options and Convertible Securities. The consideration received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to this paragraph (d) relating to Option and Convertible Securities, shall be the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus (y) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

                  (v) No Increase in Exercise Price. Notwithstanding any other provisions of this paragraph (d), except to the limited extent provided for in paragraphs (d)(ii)(D) and (d)(ii)(E) above, no adjustment of the Exercise Price pursuant to this paragraph (d) shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

            (e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

            (f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.

            (g) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder), then the Company shall deliver to the Holder a copy of the press release or similar public notice utilized by the Company describing the material terms and conditions of such transaction, at least twenty (20) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Notwithstanding the foregoing, the delivery of the notice described in this Section 9(g) is not intended to and shall not bestow upon the Holder any voting rights whatsoever.

      10. Payment of Exercise Price. The Holder shall pay the Exercise Price in one of the following manners:

            (a) Cash Exercise. The Holder may deliver immediately available funds; or

            (b) Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                 X = Y [(A-B)/A]

      where:

      X = the number of Warrant Shares to be issued to the Holder;

      Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

      A = the average of the closing prices for the five (5) Trading Days immediately prior to (but not including) the Date of Exercise; and

      B = the Exercise Price.

   For purposes of Rule 144, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

      11. Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of
Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9(b) of this Warrant. This restriction may be waived by the Holder upon sixty-one (61) days prior written notice to the Company.

      12. No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant and in lieu thereof, any fractional shares shall be rounded down to the nearest whole.

      13. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

      If to the Company:    InfoSearch Media, Inc.
                            4086 Del Ray Avenue
                            Marina Del Ray, California 90292
                            Attn: Chief Financial Officer
                            Facsimile No.: (310) 919-3072

      With a copy to        McGuireWoods LLP
      (which shall not      1345 Avenue of the Americas
      constitute notice):   Seventh Floor
                            New York, New York 10105
                            Attn: Louis W. Zehil
                            Facsimile No.: (212) 548-2175

      If to an Investor:    To the address set forth under such Investor's name
                            on the signature pages to the Purchase Agreement;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

      14. Warrant Agent. The Company shall serve as Warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new Warrant agent. Any corporation into which the Company or any new Warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new Warrant agent shall be a party or any corporation to which the Company or any new Warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant agent under this Warrant without any further act. Any such successor Warrant agent shall promptly cause notice of its succession as Warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

      15. Miscellaneous.

            (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

            (b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York (the "Applicable Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Applicable Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any Applicable Court, or that such Action has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Action to enforce any provisions of this Warrant , then the prevailing party in such Action shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

            (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

            (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

            (e) Subject to the provisions of Section 9 hereof, prior to exercise of this Warrant, the holder hereof shall not, by reason of by being a holder hereof, be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

            (f) This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                             INFOSEARCH MEDIA, INC.

                             By: /s/ Frank Knuettel, II
                                 ------------------------------
                                 Name: Frank Knuettel, II
                                 Title: Chief Financial Officer

                                                                       Exhibit A

                                 EXERCISE NOTICE
                             INFOSEARCH MEDIA, INC.
                   WARRANT ORIGINALLY ISSUED NOVEMBER 7, 2005
                             WARRANT NO. __________

      The undersigned hereby irrevocably elects to purchase _____________ shares of Common Stock pursuant to the above referenced Warrant, and, if such Holder is not utilizing the cashless exercise provision set forth in Section 10(b) of the Warrant, encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price for the number of Warrant Shares to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

      By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

      The undersigned requests that certificates for the Warrant Shares issuable upon this exercise be issued in the name of ___________________________________.

                                           PLEASE INSERT SOCIAL SECURITY OR
                                           TAX IDENTIFICATION NUMBER____________

                         (Please print name and address)

                              Warrant Exercise Log

------------------- --------------------------------------- -------------------------------- -----------------------------
Date                Number of Warrant Shares  Available to  Number   of   Warrant    Shares  Number  of  Warrant   Shares
                    be Exercised                            Exercised                        Remaining to be Exercised
------------------- --------------------------------------- -------------------------------- -----------------------------










------------------- --------------------------------------- -------------------------------- -----------------------------

                             INFOSEARCH MEDIA, INC.
                   WARRANT ORIGINALLY ISSUED NOVEMBER 7, 2005
                                 WARRANT NO. [ ]

                               FORM OF ASSIGNMENT

         [To be completed and signed only upon transfer of Warrant ]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:   _______________, ____

                                         ---------------------------------------
                                         (Signature must conform in all respects
                                         to  name of holder  as specified on the
                                         face of the Warrant )

                                         ---------------------------------------
                                         Address of Transferee

                                         ---------------------------------------

                                         ---------------------------------------

In the presence of:

--------------------------